Exhibit 16.1

April 8, 2013

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Dear Sirs:

We have received a copy of, and are in agreement with, the statements related to our firm being made by Lyons Liquors Inc. (the “Registrant”) in Item 4.01 of its Form 8-K dated April 8, 2013, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/   Kingery & Crouse PA

Kingery & Crouse PA